Exhibit 10.13

WATERFRONT OFFICE BUILDING

FULL SERVICE LEASE

THIS WATERFRONT OFFICE BUILDING FULL SERVICE LEASE (this “Lease”) dated as of February 3, 2008, is entered into by and between PETALUMA THEATRE DISTRICT, LLC, a California limited liability company (“Landlord”), and ENPHASE ENERGY, INC. a Delaware corporation (“Tenant”).

1. Definitions. The following terms shall have the meanings set forth below:

1.1. Building. The term “Building” shall have the meaning set forth in the Basic Lease Information.

1.2. Building Common Areas. The term “Building Common Areas” shall mean the areas and facilities within the Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the Building).

1.3. Commencement Date. The term “Commencement Date” shall have the meaning set forth in the Basic Lease Information.

1.4. Common Areas. The term “Common Areas” shall mean the Building Common Areas and the Property Common Areas.

1.5. Premises. The term “Premises” shall have the meaning set forth in the Basic Lease Information.

1.6. Property. The term “Property” shall mean the land upon which the Building is located, as more particularly described in the Basic Lease Information, attached hereto.

1.7. Property Common Areas. The term “Property Common Areas” shall mean the areas and facilities within the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property (e.g., walkways, traffic aisles, accessways, utilities and communications conduits and facilities),

1.8. Rentable Area. The term “Rentable Area” shall mean the rentable area of the Premises and the Building as reasonably determined by Landlord. The parties agree that for all purposes under this Lease, the Rentable Area of the Premises and the Building shall be deemed to be the number of rentable square feet identified in the Basic Lease Information.

1.9. Tenant’s Percentage Share. The term “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Building is changed, then Tenant’s Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Building.

1.10. Term. The term “Term” shall have the meaning set forth in the Basic Lease Information.

2. Premises.

2.1. Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term, at the rent and upon the conditions set forth below, the Premises, together with the right in common to use the Common Areas. The effectiveness of this Lease is conditioned upon Tenant’s execution and delivery of that certain Occupancy Agreement Termination Agreement and that certain Sublease Termination Agreement, each of even date herewith, terminating Tenant’s rights under that certain Occupancy Agreement dated as of March 30, 2007 and that certain Sublease Agreement dated as of April 1, 2007.

2.2. Condition Upon Delivery. Tenant acknowledges that it has had an opportunity to thoroughly inspect the Premises and, subject to Landlord’s obligations under Section 9.2 and the Work Letter Agreement (if any), Tenant accepts the Premises in its existing “as is” condition, with all faults and defects and without any representation or warranty of any kind, express or implied

2.3. Reserved Rights. Landlord reserves the right to do the following from time to time:

(a) Changes. To install, use, maintain, repair, replace and relocate pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities for service to other parts of the Building or Property above the ceiling surfaces, below the floor surfaces and within the walls of the Premises and in the central core areas of the Building and in the Building Common Areas, and to install, use, maintain, repair, replace and relocate any pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities servicing the Premises, which are located either in the Premises or elsewhere outside of the Premises;

(b) Boundary Changes. To change the boundary lines of the Property;

(c) Facility Changes. To alter or relocate the Common Areas or any facility within the Property;

(d) Parking. To designate and/or redesignate parking areas or spaces in Common Areas for the exclusive or non-exclusive use of all or specific tenants on the Property;

(e) Services. To install, use, maintain, repair, replace, restore or relocate public or private facilities for communications and utilities on or under the Building and/or Property; and

(f) Other. To perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and/or Property as Landlord may reasonably deem appropriate.

2.4. Work Letter Agreement. Landlord and Tenant shall each perform the work required to be performed by it as described in the Work Letter Agreement attached hereto as Exhibit B. Landlord and Tenant shall each perform such work in accordance with the terms and conditions contained therein.

3. Term.

3.1. Commencement Date. The Term shall be for the period of time specified in the Basic Lease Information unless sooner terminated as hereinafter provided. The Term shall commence on the date the Premises are delivered to the Tenant in “substantially completed” condition (as defined in the Work Letter Agreement), subject to adjustment for “Tenant Delays” as provided in the Work Letter Agreement and shall continue thereafter in full force and effect for the period specified as the Term or until this Lease is terminated as otherwise provided herein; provided, Tenant shall have the option, to be exercised by written notice (“Commencement Date Delay Notice”) to Landlord delivered no later than two (2) days after Tenant has received notice of the date that the Premises will be substantially complete, to delay the commencement of the Term for a period not to exceed thirty (30) days after the date that the Premises are substantially complete (as such date of substantial completion may be adjusted for Tenant Delays as provided in the Work Letter). The date of substantial completion or, if Tenant delivers a Commencement Date Delay Notice, such delayed date, shall be the “Commencement Date”. If the Premises are not substantially completed by September 1, 2008 (the “Outside Date”), Landlord shall use commercially reasonable efforts to make other space in the Building or in other buildings owned by Landlord in the vicinity of the Building, available for Tenant’s use on a temporary basis pending substantial completion of the Premises, at the same base rental rate per rentable square foot as would be payable by Tenant under this Lease. The Outside Date shall be extended by one (1) day for each day of Tenant Delay or Force Majeure delay (as defined in Section 22.15 below). For purposes of this Lease, the first “Lease Year” shall mean the period commencing on the Commencement Date and ending twelve (12) months thereafter, except that if the Commencement Date is other than the first day of a calendar month, the first “Lease Year” shall mean the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month after the Commencement Date. Thereafter, the term “Lease Year” shall mean a period equal to twelve (12) full calendar months.

3.2. Delay in Delivery. If for any reason Landlord has not delivered to Tenant possession of the Premises by the Estimated Commencement Date, this Lease shall remain in effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

3.3. Commencement Date Memorandum. Following the date on which Landlord delivers possession of the Premises to Tenant and the Commencement Date, Landlord may prepare and deliver to Tenant a commencement date memorandum (the “Commencement Date Memorandum”) in the form of Exhibit C, attached hereto, subject to such changes in the form as may be required to insure the accuracy thereof. The Commencement Date Memorandum shall certify the date on which Landlord delivered possession of the Premises to Tenant and the dates upon which the Term commences and expires. Tenant’s failure to execute and deliver to Landlord the Commencement Date Memorandum within five (5) days after Tenant’s receipt of the Commencement Date Memorandum shall be conclusive upon Tenant as to the matters set forth in the Commencement Date Memorandum.

4. Rent.

4.1. Base Rent. For purposes of this Lease, the term “Rent” shall mean the Base Rent, Advanced Base Rent, all additional rent, and all of the other monetary obligations of Tenant under this Lease. Upon execution of this Lease, Tenant shall pay to Landlord the Advanced Base Rent set forth in the Basic Lease Information. Tenant shall pay to Landlord the Base Rent specified in the Basic Lease Information, in advance, on or before the first day of each and every successive calendar month following the Commencement Date. If the Term commences on other than the first day of a calendar month, the first payment of Base Rent shall be appropriately prorated on the basis of the number of days in such calendar month. Tenant’s payment of any Advanced Base Rent shall be credited against Tenant’s obligation to pay Base Rent beginning as of the Commencement Date. If the Term expires on other than the last day of a calendar month, the last payment of Base Rent shall be appropriately prorated based on the number of days in such calendar month.

4.2. Adjustments to Base Rent. The Base Rent shall be adjusted as provided in the Addendum attached hereto.

4.3. Additional Rent. Tenant shall pay, as additional rent, all amounts of money that Tenant is required to pay to Landlord under this Lease in addition to monthly Base Rent, whether or not the same is designated “additional rent.” Tenant shall pay to Landlord all additional rent upon Landlord’s written request or otherwise as provided in this Lease.

4.4. Late Payment. Tenant acknowledges that late payment of Rent to Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) days after the date due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.5. Interest. In addition to the imposition of a late payment charge pursuant to Section 4.4 above, any Rent that is not paid within five (5) days after the date due shall bear interest from the date due until paid at the rate that is the lesser of twelve percent (12%) per annum (the “Interest Rate”) or the maximum rate permitted by law. Payment of interest shall not excuse or cure any default hereunder by Tenant.

4.6. Payment. All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

5. Taxes.

5.1. Tenants Obligations. Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of any increase in Taxes over Base Taxes during each year of the Term (prorated for any partial calendar year during the Term). The term “Base Taxes” shall mean those taxes incurred by Landlord during the calendar year specified as the Base Year in the Basic Lease Information.

5.2. Definition of Taxes. The term “Taxes” shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and Property of every kind and nature whatsoever, including any supplemental real estate taxes attributable to any period during the Term; all taxes which may be levied in lieu of real estate taxes; and all assessments, assessment bonds, levies, fees, penalties (if a result of Tenant’s delinquency) and other governmental charges (including, but not limited to, charges for parking, traffic and any storm drainage/flood control facilities, studies and improvements, water and sewer service studies and improvements, and fire services studies and improvements); and all amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purpose, which are assessed, based upon the use or occupancy of the Premises, Building and/or Property, or levied, confirmed, imposed or become a lien upon the Premises, Building and/or Property, or become payable during the Term, and which are attributable to any period within the Term.

5.3. Limitation. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or any portion thereof, one hundred percent (100%) of any said tax or excise shall be included in the definition of Taxes and Tenant shall pay its proportionate share as additional rent.

5.4. Installment Election. In the case of any Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or such assessment to be paid in installments over the maximum period permitted by law.

5.5. Estimate of Tenant’s Share of Taxes. Prior to the commencement of each calendar year during the Term, or as soon thereafter as reasonably practicable, Landlord shall notify Tenant in writing of Landlord’s estimate of the amount of Taxes which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord in advance, together with Base Rent, one-twelfth (1/12th) of the estimated amount; provided, however, if Landlord fails to notify Tenant of the estimated amount of Tenant’s share of Taxes for the ensuing calendar year prior to the end of the current calendar year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant’s estimated share of Taxes on the basis of the amount due for the immediately prior month until ten (10) days after Landlord notifies Tenant of the estimated amount of Tenant’s share of Taxes for the ensuing calendar year. If at any time it appears to Landlord that Tenant’s share of Taxes payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate.

5.6. Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year during the Term, or as soon after the one hundred twenty (120) day period as reasonably practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Taxes for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the prior calendar year previously made by Tenant,

Landlord shall apply the excess to the next payment of Taxes due. If, on the basis of the statement, Tenant owes an amount that is more than the amount of the estimated payments made by Tenant for the prior calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The year-end statement shall be binding upon Tenant unless Tenant notifies Landlord in writing of any objection thereto within thirty (30) days after Tenant’s receipt of the year-end statement. In addition, if, after the end of any calendar year or any annual adjustment of Taxes for a calendar year, any Taxes are assessed or levied against the Premises, Building or Property that are attributable to any period within the Term (e.g., supplemental taxes or escaped taxes), Landlord shall notify Tenant of its share of such additional Taxes and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor.

5.7. Personal Property Taxes. Tenant shall pay or cause to be paid, not less than ten (10) days prior to delinquency, any and all taxes and assessments levied upon all of Tenant’s trade fixtures, inventories and other personal property in, on or about the Premises. When possible, Tenant shall cause Tenant’s personal property to be assessed and billed separately from the real or personal property of Landlord. On request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment of Tenant’s business personal property taxes and deliver copies of such business personal property tax bills to Landlord.

5.8. Taxes on Tenant Improvements. Notwithstanding any other provision hereof, Tenant shall pay to Landlord the full amount of any increase in Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about or made to the Premises, Building or Property for the benefit of, at the request of, or by Tenant.

6. Operating Expenses.

6.1. Obligation to Pay Operating Expenses. Tenant shall pay to Landlord as Additional Rent during the Term Tenant’s Percentage Share of any increase in Operating Expenses over the Base Operating Expenses, as reasonably determined by Landlord. The term “Base Operating Expenses” shall mean those Operating Expenses incurred by Landlord during the calendar year specified as the Base Year in the Basic Lease Information.

6.2. Definition of Operating Expenses. The term “Operating Expenses” shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair and/or maintenance of the Building, Common Areas and/or Property, the surrounding property, and the supporting facilities, including, without limitation: (A) all maintenance, janitorial and security costs, (B) costs for all materials, supplies and equipment; (C) all costs of water, heat, gas power, electricity, refuse collection, parking lot sweeping, landscaping, and other utilities and services relating or allocated to the Building or the Common Areas; (D) all property management expenses, including, without limitation, all property management fees and all expense and cost reimbursements, (E) all costs of alterations or improvements to the Building or Common Areas made to achieve compliance with federal, state and local law including, without limitation, the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.), or to reduce Operating Expenses or improve the operating efficiency of the Building, all of which costs will be amortized over such reasonable life of such alteration or improvement as reasonably determined by Landlord, together with interest upon the unamortized balance at the Interest Rate or such other higher rate as may have been paid by Landlord on funds borrowed for the purpose of making the alterations or improvements; (F) premiums for insurance maintained by Landlord pursuant to this Lease or with respect to the Building or the Property; (G) costs for repairs, replacements, uninsured damage or insurance deductibles and general maintenance of the Building, Common Areas and Property, but excluding any repairs or replacements paid for out of insurance proceeds or by other parties; (H) all costs incurred by Landlord for making any capital improvements or structural repairs to the Building or the Common Areas, which costs will be amortized over the useful life of such improvement, repair or modification, as reasonably determined by Landlord, together with interest upon the unamortized balance at the Interest Rate or such other higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the improvements or making the improvements or repairs; (I) all costs of maintaining machinery, equipment and directional signage or other markers; (J) all rent or other consideration paid by Landlord under any parking lease or agreement with respect to parking spaces that are included in the Common Areas or available for use by tenants in the Building and (K) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations, any covenants, conditions and restrictions, or by any owners associations affecting the Building or the Property.

6.3. Less Than Pull Occupancy. If the Building is less than ninety-five percent (95%) occupied during any year of the Term, Operating Expenses for each such calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses as though ninety-five percent (95%) of the total rentable area of the Building had been occupied.

6.4. Estimates of Operating Expenses. Tenant shall pay to Landlord each month at the same time and in the same manner as monthly Base Rent one-twelfth (l/12th) of Landlord’s estimate of the amount of Operating Expenses payable by Tenant for the then-current calendar year. If at any time it appears to Landlord that Tenant’s share of Operating Expenses payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the calendar year, and subsequent payments by Tenant for the calendar year shall be based on the revised estimate. Within one hundred twenty (120) days after the close of each calendar year, or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement in reasonable detail of the actual amount of Operating Expenses payable by Tenant for such calendar year. Landlord’s failure to provide such statement to Tenant within the 120-day period shall not act as a waiver and shall not excuse Tenant or Landlord from making the adjustments to reflect actual costs as provided herein. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against the next payment of Operating Expenses due. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. In addition, if, after the end of any calendar year or any annual adjustment of Operating Expenses for a calendar year, Operating Expenses are incurred or billed to Landlord that are attributable to any period within the Term (e.g., sewer district flow fees), Landlord shall notify Tenant of its share of such additional Operating Expenses and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor. The obligations of Landlord and Tenant under this Section 6.4 with respect to the reconciliation between the estimated and actual amounts of Operating Expenses payable by Tenant for the last year of the Term shall survive the termination of this Lease.

6.5. Payment at End of Term. Any amount payable by Tenant which would not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount is known.

6.6 Audit Right. Tenant shall have the right, after no less than thirty (30) days prior written notice, at Tenant’s sole cost and expense, and not more than once during any calendar year, to have Landlord’s books and records relating to Operating Expenses and Taxes inspected by an accounting firm designated by Tenant and reasonably acceptable to Landlord, for the prior calendar year at reasonable business hours at Landlord’s principal place of business. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Tenant’s attorneys, to Landlord and its authorized agents or to such other persons as either party may otherwise be legally compelled by valid court order, subpoena or other legal process. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such Operating Expenses and Taxes. If on the basis of such audit, Landlord and Tenant agree that Tenant owes an amount that is less than the payments for such calendar year previously made by Tenant, Landlord shall credit such excess against the next payment of Operating Expenses and/or Taxes due, as applicable. If on the basis of such audit Landlord and Tenant agree Tenant owes an amount that is more than the payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement.

7. Permitted Use.

7.1. Use and Compliance with Laws. The Premises shall be used and occupied by Tenant solely for the Permitted Use set forth in the Basic Lease Information. Tenant shall, at Tenant’s expense, comply promptly with all applicable federal, state and local laws, regulations, ordinances, rules, orders, and requirements in effect during the Term relating to the condition, use or occupancy of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or that unreasonably disturbs other tenants of the Building, nor shall Tenant place or maintain any signs, antennas, awnings, lighting or plumbing fixtures, loudspeakers, exterior decoration or similar devises on the Building or visible from the exterior of the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant shall not use any corridors, sidewalks, stairs, elevators or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums for or a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the Premises or the Building which would violate the terms of any covenants, conditions or restrictions, the design guidelines, the sign guidelines affecting the Building or the land on which it is located, or the Rules (as the term is defined under Section 7.4.2 below).

7.2. Signs. Tenant shall not attach or install any sign to or on any part of the outside of the Premises, the Building or the Property, or in the halls, lobbies, windows or elevator banks of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Any signage approved by Landlord shall be subject to prior approval of and conformance with the requirements of the design review committee of the Property and the design review agency of the applicable city and/or county, and shall be installed at Tenant’s sole cost and expense. Tenant, at its sole cost and expense, shall (i) maintain all permitted signage in good condition and repair, and (ii) remove such signage upon expiration or earlier termination of this Lease and restore the Building to its condition existing immediately prior to the placement or erection of said sign or signs in such a condition that no discoloration or other evidence of the prior sign appears on the Building where the sign previously was affixed. If Tenant fails to do so, Landlord may maintain, repair and/or remove such signage and restore the Building to its original condition without notice to Tenant and at Tenant’s expense, the cost of which shall be payable by Tenant as additional rent. Landlord and Tenant acknowledge and agree that as of the date of this Lease, the City of Petaluma does not permit any additional signage on the exterior of the Building. Tenant may, at it sole cost and expense, apply to the City of Petaluma and any other applicable authority for the approvals necessary to install signage on the exterior of the Building; provided, Landlord shall incur no liability, cost or expense in connection therewith and if any such approval is granted, the conditions of such approval shall be acceptable to Landlord in Landlord’s sole and exclusive discretion. If Tenant obtains all required approvals for exterior Building signage, the design, location and manner of installation of such exterior signage shall be subject to Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Tenant shall be solely responsible for all costs and expenses related to the permitting, design, installation, maintenance and removal of such exterior signage and Landlord shall have no liability in connection therewith.

7.3. Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, Building or with respect to the suitability or fitness of either for the conduct of Tenant’s business or for any other purpose.

7.4. Use of Common Areas.

7.4.1. Right to Use Common Areas. Landlord gives Tenant and its authorized employees, agents, customers, representatives and invitees the nonexclusive right to use the Common Areas with others who are entitled to use the Common Areas, subject to Landlord’s rights as set forth in this Section 7.4.

7.4.2. Rules. All Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas. Tenant acknowledges receipt of a copy of the current rules and regulations (the “Rules”) attached hereto as Exhibit D. and agrees that they may, from time to time, be modified or amended by Landlord in a commercially reasonable manner. Tenant agrees to abide by and conform with the Rules; to cause its concessionaires and its and their employees and agents to abide by the Rules; and to use its best efforts to cause its customers, invitees and licensees to abide by the Rules.

7.4.3. Use. Landlord shall have the right to close temporarily any portion of the Common Areas for the purpose of discouraging use by parties who are not tenants or customers of tenants; to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Building or the Property; to use or permit the use of the Common Areas by others to whom Landlord may grant or have granted such rights; and to do and perform such acts in, to, and with respect to, the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the Property.

7.4.4. Change in Common Areas. Landlord shall have the right to increase or reduce the Common Areas.

7.4.5. Recycling. Tenant shall cooperate with Landlord and other tenants in the Property in recycling waste paper, cardboard or such other materials identified under any trash recycling program that may be established in order to reduce trash collection costs.

7.5. Environmental Matters.

7.5.1. Hazardous Materials. The term “Hazardous Materials” as used herein means any petroleum products, asbestos, polychlorinated biphenyls, P.C.B.’s, or chemicals, compounds, materials, mixtures or substances that are now or hereafter defined or listed in, or otherwise classified as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity pursuant to any federal, state or local environmental law, regulation, ordinance, resolution, order or decree relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal or transportation of the same (“Hazardous Materials Laws”).

7.5.2. Tenant’s Covenants. Except for ordinary office supplies and janitorial cleaning materials which in common business practice are customarily and lawfully used, stored and disposed of in small quantities, Tenant shall not use, manufacture, store, release, dispose or transport any Hazardous Materials in, on, under or about the Premises, the Building or the Property without giving prior written notice to Landlord and obtaining Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion. Tenant shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required in connection with Tenant’s generation, use, storage, disposal and transportation of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall not maintain or install in, on, under or about the Premises, the Building or the Property any above or below ground storage tanks, clarifiers or sumps, nor any wells for the monitoring of ground water, soils or subsoils.

7.5.3. Notice. Tenant shall immediately notify Landlord in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (b) any claim made or threatened by any person or entity against Tenant or the Premises relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports, information, inquiries or demands made, ordered, or received by or on behalf of Tenant which arise out of or in connection with the existence or potential existence of any Hazardous Materials in, on, under or about the Premises, the Building or the Property, including, without limitation, any complaints, notices, warnings, asserted violations, or mandatory or voluntary informational filings with any governmental agency in connection therewith, and immediately supply Landlord with copies thereof.

7.5.4. Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold harmless Landlord, and each of Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, lenders, successors and assigns, from and against any and all claims, liabilities, damages, fines, penalties, forfeitures, losses, cleanup and remediation costs or expenses (including attorneys’ fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the use, analysis, generation, manufacture, storage, release, disposal, or transportation of Hazardous Materials by Tenant and Tenant’s agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building or the Property, or (ii) Tenant’s failure to comply with any Hazardous Materials Law. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building, or the Property and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.

7.5.5. Landlord’s Rights. Landlord shall have the right to enter the Premises at all times upon reasonable prior notice for the purposes of ascertaining compliance by Tenant with all applicable Hazardous Materials Laws; provided, however, that in the instance of an emergency no notice shall be required. Landlord shall have the option to declare a default of this Lease for the release or discharge of Hazardous Materials by Tenant or Tenant’s employees, agents, contractors, or invitees on the Premises, Building or Property in violation of law or in deviation from prescribed procedures in Tenant’s use or storage of Hazardous Materials. If Tenant fails to comply with any of the provisions under this Section 7.5, Landlord shall have the right (but not the obligation) to remove or otherwise cleanup any Hazardous Materials from the Premises, the Building or the Property. In such case, the costs of any Hazardous Materials investigation, removal or other cleanup (including, without limitation, transportation, storage, disposal and attorneys’ fees and costs) will be additional rent due under this Lease, whether or not a court has ordered the cleanup, and will become due and payable on demand by Landlord.

7.6. Parking. Landlord has entered into a parking lease with the City of Petaluma (“Parking Lease”) that grants to Landlord the right to use a specified number of parking spaces in certain designated parking areas located in the parking garage at the northwest corner of “D” and First Street (the “Parking Areas”) in connection with Landlord’s operation of the Building. Landlord shall grant to Tenant and Tenant’s customers, suppliers, employees and invitees during the original Term and the Extended Term (as defined in the Addendum) the nonexclusive right to use parking spaces in the Parking Areas without additional charge. Landlord reserves the right to grant similar nonexclusive rights to other tenants; to promulgate rules and regulations relating to the use of the Parking Areas; to rearrange or make changes in the parking layout from time to time; and to do and perform any other acts in and to these areas and improvements as Landlord determines to be advisable. Tenant agrees not to overburden the parking facilities and to abide by the rules and regulations of which Tenant has received notice and to cause its employees and agents to abide by and conform to the rules and regulations. Upon request, Tenant shall cause Tenant’s employees to park only in spaces specifically designated for tenant employee parking.

8. Services.

8.1. Utilities and Services. Landlord shall (i) furnish the Premises with electricity for lighting fixtures and office machines, water, heat and air conditioning and (ii) provide daily janitorial service on normal business days. Landlord shall have the right, at Tenant’s sole cost and expense, to install separate metering for electricity and water to the Premises. In addition, Tenant shall reimburse Landlord within ten (10) days after Landlord’s written request for the cost of providing heat and air conditioning to the Premises in excess of that required for normal office use or during other than usual business hours and the cost of providing power to the Premises for other than normal desk-top office equipment.

8.2. No Liability. Landlord shall not be in default hereunder or be liable for any damages or personal injuries to any person directly or indirectly resulting from, nor shall there be any Rent abatement by reason of, any interruption or curtailment whatsoever in utility services. Notwithstanding the foregoing, if essential utility services serving the Premises are interrupted for a period of seven (7) consecutive business days such that Tenant is prohibited from operating its business in the Premises and Tenant does not operate its business in the Premises for such seven (7) consecutive business days, and such interruption is solely caused by Landlord’s gross negligence or intentional misconduct, then commencing on the eighth (8th) business day of such interruption, Tenant’s obligation to pay Base Rent shall abate until such essential utility services are restored.

9. Maintenance and Repairs.

9.1. Tenant’s Repairs and Maintenance. Tenant shall, at Tenant’s expense, maintain the Premises in good order, condition and repair, including without limitation, (i) all interior surfaces, ceilings, walls, door frames, window frames, floors, carpets, draperies, window coverings and fixtures, (ii) all windows, doors, locks and closing devices, entrances, plate glass, and signs, (iii) all plumbing and sewage pipes, fixtures and fittings, (iv) all phone lines, electrical wiring, equipment, switches, outlets and light bulbs, (v) any fire detection, fire sprinkler or extinguisher equipment, (vi) all of Tenant’s personal property, improvements and alterations, and (vii) all other fixtures and special items installed by or for the benefit of, or at the expense of Tenant. Tenant shall immediately replace all broken glass in the Premises, including exterior glass and glass doors, with glass equal to or in excess of the specification and quality of the original glass. Tenant, at its expense, shall maintain in good operating condition and repair, all heating, ventilating, and air conditioning equipment installed in the Premises and, at Landlord’s election, all heating, ventilating and air conditioning equipment exclusively serving the Premises, If requested by Landlord, Tenant shall keep in force a preventive maintenance contract with a qualified maintenance company acceptable to Landlord covering all heating, ventilating and air conditioning equipment and shall annually provide Landlord with a copy of this contract. Tenant shall not enter onto the roof area of the Building, except for the purpose of maintaining the heating, ventilating, and air conditioning equipment to the extent Tenant is required to do so under the terms of this Lease. Tenant shall repair any damage to the roof area caused by its entry.

9.2. Landlord’s Repairs and Maintenance. Landlord shall keep in good condition and repair the foundation, roof structure, exterior walls and other structural parts of the Building, and all other portions of the Building not the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefits of any statute, including Civil Code Sections 1941 and 1942, which would afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Building in good order, condition and repair. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as the result of Landlord performing any such maintenance and repair work.

9.3. Failure to Repair or Maintain. In the event Tenant fails to perform Tenant’s obligations under this Section 9, Landlord may, but shall not be required to, give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant shall fail to commence such work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amounts so expended by Landlord will be additional rent due under this Lease, and such amounts will become due and payable on demand by Landlord. Landlord shall have no liability to Tenant for any such damages, inconvenience or interference with the use of the Premises by Tenant as a result of performing such work.

9.4. Surrender of Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. The term “ordinary wear and tear” as used herein shall mean wear and tear which manifests itself solely through normal intensity of use and passage of time consistent with the employment of commercially prudent measures to protect finishes and components from damage and excessive wear, the application of regular and appropriate preventative maintenance practices and procedures, routine cleaning and servicing, waxing, polishing, adjusting, repair, refurbishment and replacement at a standard of appearance and utility and as often as appropriate for Class A corporate and professional office occupancies in the Petaluma office market. The term “ordinary wear and tear” would thus encompass the natural fading of painted surfaces, fabric and materials over time, and carpet wear caused by normal foot traffic. To the extent that such wear and tear exceeds the normal Class A office occupancy standards of the Petaluma office market, such would be considered items of deferred maintenance indicative of a degradation of the improvements. The term “ordinary wear and tear” shall not include any damage or deterioration that could have been prevented by Tenant’s employment of ordinary prudence, care and diligence in the occupancy and use of the Premises and the performance of all of its obligations under this Lease. Items not considered reasonable wear and tear hereunder include the following for which Tenant shall bear the obligation for repair and restoration (except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents) (i) excessively soiled, stained, worn or marked surfaces or finishes; (ii) damage, including holes in building surfaces (e.g., cabinets, doors, walls, ceilings and floors) caused by the installation or removal of Tenant’s trade fixtures, furnishings, decorations, equipment, alterations, utility installations, security systems, communications systems (including cabling, wiring and conduits), displays and signs; and (iii) damage to any component, fixture, hardware, system or component part thereof within the Premises, and any such damage to the Building or Property, caused by Tenant or its agents, contractors or employees, and not fully recovered by Landlord from insurance proceeds. Tenant, at its sole cost and expense, agrees to repair any damages to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, signs, machinery, equipment, cabinetwork, furniture, moveable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant resulting from such delay.

10. Alterations.

10.1. Consent Required. Tenant shall not make any alterations, improvements or additions (each, an “Alteration”) in, on or about the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such Alterations do not affect or involve the structural integrity, roof membrane, exterior areas, building systems or water-tight nature of the Premises, Building or Property. Notwithstanding the foregoing, Tenant may make Alterations without Landlord’s prior written consent where (i) the reasonably estimated cost of the Alteration and together with the cost of any other Alteration made during the immediately preceding twelve (12) months does not exceed $5,000, and (ii) such Alterations do not affect or involve the structural integrity, roof membrane, exterior areas, building systems or water-tight nature of the Premises, Building or Property. In requesting Landlord’s consent, Tenant shall, at Tenant’s sole cost, submit to Landlord complete drawings and specifications describing the Alteration and the identity of the proposed contractor.

10.2. Conditions.

10.2.1. Notice. Before commencing any work relating to Alterations, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics’ liens or any other liens.

10.2.2. Liens. Tenant shall pay when due all claims for labor or materials furnished to Tenant for use in the Premises. Tenant shall not permit any mechanics’ liens or any other liens to be levied against the Premises for any labor or materials furnished to Tenant in connection with work performed on the Premises by or at the direction of Tenant. Tenant shall indemnify, hold harmless and defend Landlord (by counsel reasonably satisfactory to Landlord) from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within five (5) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Interest Rate.

10.2.3. Compliance with Laws. All Alterations in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of leasehold improvements in the Premises, and shall be completed in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building.

10.2.4. Labor Disputes. Upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or Property or damage to the Premises, Building or Property.

10.2.5. Americans with Disabilities Act. Landlord, at Landlord’s sole discretion, may refuse to grant Tenant permission for Alterations that require, because of application of Americans with Disabilities Act or other laws, substantial improvements or alterations to be made to the Common Areas.

10.2.6. End of Term. Landlord, by written notice, may require that Tenant, at Tenant’s expense, remove any Alterations prior to or upon the expiration of this Lease, and restore the Premises to their condition prior to such Alterations. If in Tenant’s request for Landlord’s approval of any Alteration, Tenant specifically requests Landlord’s determination as to whether such Alteration must be removed upon the expiration or earlier termination of this Lease, Landlord shall specify in its written approval of the Alteration whether such Alteration must be removed upon the expiration or earlier termination of this Lease. Unless Landlord requires their removal, as provided above, all Alterations made to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises upon the expiration of this Lease; provided, however, that Tenant’s machinery, equipment, and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 9.4 above.

11. Insurance and Indemnity.

11.1. Insurance. Tenant shall obtain and maintain during the Term the following insurance:

11.1.1. Commercial General Liability Insurance. Commercial general liability insurance (occurrence form) having a combined single limit of not less than $2,000,000 per occurrence and $2,000,000 aggregate per location, if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, product/completed operations and personal injury coverage (in a form, with a deductible amount, and with carriers reasonably acceptable to Landlord).

11.1.2. Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence, and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired, borrowed or non-owned automobiles;

11.1.3. Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer’s liability insurance coverage in the amount of at least Two Million Dollars ($2,000,000);

11.1.4. Property Insurance. “Special Form” property insurance (or its equivalent if “Special Form” property insurance is not available), including vandalism and malicious mischief, boiler and machinery comprehensive form, if applicable, and endorsement for earthquake sprinkler damage, each covering damage to or loss of Tenant’s personal property, fixtures and equipment, including electronic data processing equipment (“EDP Equipment”), media and extra expense, and all alterations, additions and improvements made by or at the request of Tenant to the Premises other than those tenant improvements owned by Landlord (and coverage for the full replacement cost thereof). EDP Equipment, media and extra expense shall be covered for perils insured against in the so-called “EDP Form”. If the property of Tenant’s invitees is to be kept in the Premises, warehoused legal liability or bailee customers insurance for the full replacement cost of such property;

11.1.5. Business Income/Extra Expense Insurance. Business income with extra expense insurance (form CP 0030 or equivalent) in an amount not less than the annual Base Rent and Additional Rent payable by Tenant hereunder for the then current calendar year with a minimum fifty percent (50%) coinsurance percentage, the agreed value option and building ordinance (Form CP 1531 or equivalent). Any boiler and machinery policies or endorsements obtained shall also include these same provisions and coverages; and

11.1.6. Additional Insurance. Any such other insurance as Landlord or Landlord’s lender may reasonably require.

11.2. General. The insurance carrier shall be authorized to do business in the State of California, with a policyholders and financial rating of at least A:IX Class status as rated in the most recent edition of Best’s Key-Rating guide. Tenant’s commercial general liability insurance policy shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as to adversely affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (ii) Landlord is designated as an additional insured, and (iii) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s lender or in the commercially reasonable opinion of Landlord’s insurance adviser, the specified amounts of coverage are no longer adequate, such coverage shall, within thirty (30) days’ written notice to Tenant, be appropriately increased. Prior to the commencement of the Term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it with endorsements. At least thirty (30) days prior to the expiration of such policy or any renewal or modification thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

11.3. Waiver of Claims. Landlord waives all claims against Tenant and Tenant’s officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy. Tenant waives all claims against Landlord and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Tenant agrees that in the event of a sale, assignment or transfer of the Premises by Landlord, this waiver of subrogation shall continue in favor of the original Landlord and any subsequent Landlord.

11.4. Landlord’s Insurance. During the Term, Landlord shall keep the Building insured against loss or damage by fire, with extended coverage and vandalism, malicious mischief and special extended perils (all risk) endorsements or their equivalents, in amounts not less than one hundred percent (100%) of the replacement cost of the Building and structures insured. Landlord may maintain rent insurance, for the benefit of Landlord, equal to at least one year’s Base Rent hereunder. If this Lease is terminated as a result of damage by fire, casualty or earthquake, all insurance proceeds shall be paid to and retained by Landlord, subject to the rights of any authorized encumbrancer of Landlord.

11.5. Earthquake: Flood. Tenant acknowledges that Landlord does not, at the time of the signing of this Lease, insure the Building for earthquake damage. Landlord may, when Landlord deems the premiums to be reasonable, insure the Building fully or partially for earthquake damage and/or obtain flood insurance for the Building or the Project. At such time, the premium for earthquake and/or flood insurance will be added to the Operating Expenses for purposes of determining additional rent.

11.6. Indemnity. Tenant waives all claims against Landlord for any injury to Tenant’s business or loss of income there from, damage to any property or injury to or death of any person in, on, or about the Premises, the Building, or any other portion of the Property arising at any time and from any cause, unless caused by the active negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall indemnify, defend (by counsel reasonably satisfactory to Landlord) and hold harmless Landlord, and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, from and against all claims, costs, damages, actions, indebtedness and liabilities (except such as may arise from the active negligence or willful misconduct of Landlord, and Landlord’s officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns) arising by reason of any death, bodily injury, personal injury, property damage or any other injury or damage in connection with (i) any condition or occurrence in or about or resulting from any condition or occurrence in or about the Premises during the Term, or (ii) any act or omission of Tenant, or Tenant’s agents, representatives, officers, directors, shareholders, partners, employees, successors and assigns, wherever it occurs. The foregoing indemnity obligation of Tenant shall include reasonable attorneys’ fees, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made. The provisions of this Section 11.6 shall survive the termination or expiration of this Lease with respect to any damage, injury, or death occurring prior to such expiration or termination.

12. Damage or Destruction.

12.1. Landlord’s Obligation to Rebuild. Subject to the provisions of Sections 12.2, 12.3 and 12.4 below, if, during the Term, the Premises are totally or partially destroyed from any insured casualty, Landlord shall, within ninety (90) days after the destruction, commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion. Such destruction shall not terminate this Lease. Landlord’s obligation shall not include repair or replacement of Tenant’s alterations or Tenant’s equipment, furnishings, fixtures and personal property. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, and Landlord is unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 90-day period, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after expiration of the 90-day period.

12.2. Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that (i) there are insufficient insurance proceeds made available to Landlord to pay all of the costs of the repair or restoration or (ii) the repair or restoration of the Premises or the Building cannot be completed within one hundred eighty (180) days after the date of the casualty. If Landlord elects to exercise the right to terminate this Lease as a result of a casualty, Landlord shall exercise the right by giving Tenant written notice of its election to terminate this Lease within forty-five (45) days after the date of the casualty, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If Landlord does not exercise its right to terminate this Lease, Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Premises or the Building as soon as practicable and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion and this Lease shall continue in full force and effect.

12.3. Last Year of Term. In addition to Landlord’s right to terminate this Lease under Section 12.2, Landlord shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Tenant if the Premises or Building is substantially destroyed or damaged during the last twelve (12) months of the Term. Landlord shall notify Tenant in writing of its election to terminate this Lease under this Section 12.3, if at all, within forty-five (45) days after Landlord determines that the Premises or Building has been substantially destroyed. If Landlord does not elect to terminate this Lease, the repair of the Premises or Building shall be governed by Sections 12.1, 12.2 and 12.4.

12.4. Uninsured Casualty. If the Premises are damaged from any uninsured casualty to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (ii) within the 90-day period Landlord may elect not to so restore the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within the 90-day period.

12.5. Abatement of Rent. In the event of destruction or damage to the Premises which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, there shall be an abatement or reduction of Base Rent between the date of destruction and the date Landlord substantially completes its reconstruction obligations, based upon the extent to which the destruction materially interferes with Tenant’s use of the Premises. All other obligations of Tenant under this Lease shall remain in full force and effect. Except for abatement of Base Rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.

12.6. Waiver. The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

13. Eminent Domain.

13.1. Condemnation. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold in lieu of condemnation (“Condemned”), this Lease shall terminate as to the part so taken as of the date of title vesting in such proceeding. In the case of a partial condemnation of greater than fifty percent (50%) of the rentable area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after the date of title vesting in such proceeding. In the event of a partial condemnation of the Premises that does not result in a termination of this Lease, the monthly Base Rent thereafter to be paid shall be equitably reduced on a rentable square footage basis. If the continued occupancy of Tenant is materially interfered with for any time during the partial taking, notwithstanding the partial taking does not terminate this Lease as to the part not so taken, the Base Rent shall proportionately abate so long as Tenant is not able to continuously occupy the part remaining and not so taken.

13.2. Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid in connection with such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs which Tenant might incur in moving Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

14. Assignment and Subletting.

14.1. Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part (each hereinafter referred to as an “assignment”), nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each hereinafter referred to as a “sublet” or “subletting”), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Rent hereunder. Any purported assignment or subletting contrary to the provisions of this Lease without Landlord’s prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for obtaining Landlord’s consent to any subsequent assignment or subletting. Landlord may consent to any subsequent assignment or subletting, or any amendment to or modification of this Lease with the assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of any liability under this Lease. As additional rent hereunder, Tenant shall reimburse Landlord for all reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting.

14.2. Information to be Furnished. If Tenant desires at any time to assign its interest in this Lease or sublet the Premises, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee’s or subtenant’s business to be conducted in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, including the date upon which the assignment shall be effective or the commencement date of the sublease (hereinafter referred to as the “Transfer Effective Date”) and a copy of the proposed form of assignment or sublease; and (iv) such financial information, including financial statements, and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

14.3. Landlord’s Election. At any time within thirty (30) days after Landlord’s receipt of the information specified in Section 14.2, Landlord may, by written notice to Tenant, elect to (i) terminate this Lease as to the space in the Premises that Tenant proposes to sublet; (ii) terminate this Lease as to the entire Premises (available only if Tenant proposes to assign all of its interest in this Lease), (iii) consent to the proposed assignment or subletting by Tenant; or (iv) withhold its consent to the proposed assignment or subletting by Tenant which consent shall not be unreasonably withheld, conditioned or delayed.

14.4. Termination. If Landlord elects to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 14.3(i) or (ii) above, this Lease shall terminate effective as of the later of (a) the one hundred twentieth (120th) day after Landlord notifies Tenant in writing of its election to terminate this Lease or (b) the Transfer Effective Date. If Landlord terminates this Lease with respect to less than all of the Premises, Tenant shall, at Landlord’s sole election, either (i) reimburse Landlord for all costs incurred by Landlord in partitioning the Premises to provide the occupants of each premises commercially reasonable and secured access to their respective premises, legal fire exits, access to bathrooms and utility rooms and loading facilities, and in separately metering all utility services (including heating and air conditioning zoning) servicing each premises, including all design, permitting and construction costs, or (ii) perform, at Tenant’s sole cost and expense, all the work described in subsection (i) relating to the partitioning of the Premises to Landlord’s reasonable satisfaction, all in accordance with plans approved by Landlord. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in reviewing the plans for the partitioning work and all other related work.

14.5. Withholding Consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one (1) or more of the following situations: (1) in Landlord’s reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the status of the Building as a first-class office building, generate vehicle or foot traffic, parking or occupancy density materially in excess of the amount customary for the Building or the Property or result in a materially greater use of the elevator, janitorial, security or other Building services (e.g., HVAC, trash disposal and sanitary sewer flows) than is customary for the Property; (2) in Landlord’s reasonable judgment, the creditworthiness of the proposed subtenant or assignee does not meet the credit standards applied by Landlord in considering other tenants for the lease of space in the Building on comparable terms, or Tenant has failed to provide Landlord with reasonable proof of the creditworthiness of the proposed subtenant or assignee; (3) in Landlord’s reasonable judgment, the business history, experience or reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord in considering other tenants for occupancy in the Building; (4) the proposed assignee or subtenant is a governmental entity, agency or department or the United States Post Office; or (5) the proposed subtenant or assignee is a then existing or prospective tenant of the Building. If Landlord fails to elect any of the alternatives within the thirty (30) day period referenced in Section 14.3, it shall be deemed that Landlord has refused its consent to the proposed assignment or sublease.

14.6. Bonus Rental. If, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of the excess of each such payment of Rent or other consideration received by Tenant promptly after Tenant’s receipt of such Rent or other consideration. To the extent that a subtenant or assignee pays the leasing commissions or brokerage fees incurred in connection with the assignment or sublease, the cost of partitioning the Premises for multiple occupancy, or any other costs or expenses normally paid by a landlord in connection with a lease of commercial office property located in Petaluma, or a sublandlord in connection with a sublease of office space in Petaluma, or the subtenant purchases goods or services from sublandlord or an affiliate of sublandlord for an amount in excess of the fair market value for such goods or services, such costs incurred or amounts expended shall be deemed to be “other consideration” for purposes of calculating excess Rent due to Landlord hereunder.

14.7. Scope. The prohibition against assigning or subletting contained in this Section 14 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent due herein and apportion any excess rent so collected in accordance with the terms of Section 14.6, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions regarding assignment and subletting, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

14.8. Executed Counterparts. No sublease or assignment shall be valid, nor shall any subtenant or assignee take possession of the Premises, until a fully executed counterpart of the sublease or assignment has been delivered to Landlord and Landlord, Tenant and the applicable assignee or subtenant have entered into a consent to assignment or sublease in a form acceptable to Landlord.

14.9. Transfer of a Majority Interest. If Tenant is a non-publicly traded corporation, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more or of a controlling interest or the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the Effective Date shall constitute an assignment hereunder for which Landlord’s prior written consent is required. If Tenant is a partnership, limited liability company, trust or an unincorporated association, the transfer of a controlling or majority interest therein shall constitute an assignment hereunder for which Landlord’s prior written consent is required.

14.10. Affiliated Transfers. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant or a business entity under common control with Tenant, or (ii) the immediate family members of Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being sometimes herein referred to as “Affiliates”) shall not be deemed an assignment or subletting under this Section 14 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent and the provisions of Sections 14.3 and 14.6 shall not apply thereto), provided in all instances that:

14.10.1. any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 14;

14.10.2. Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate, except solely for those assignments or sublettings in connection with which any applicable law precludes Tenant’s delivery to Landlord of prior notice of such assignments or sublettings then, in all such instances, Tenant shall deliver to Landlord subsequent notice of same within ten (10) days following the first (1st) day on which Tenant is permitted by law to deliver notice of thereof to Landlord;

14.10.3. the successor of Tenant has as of the effective date of any such assignment or sublease a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), equal or greater than that of Tenant on the Commencement Date and immediately prior to such transfer; and

14.10.4. any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e., any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease. Any such assignment shall not relieve the originally named Tenant of any liability hereunder.

For purposes of this Section 14.10, “common control” shall be deemed to be ownership, directly or indirectly, of more than fifty percent (50%) of the legal and equitable interest of the controlled business entity.

15. Default by Tenant.

15.1. Events of Default. The occurrence of any of the following events shall constitute an event of default on the part of Tenant under this Lease:

15.1.1. Payment. A failure by Tenant to pay Rent within five (5) days after written notice that such payment is due;

15.1.2. Bankruptcy. The bankruptcy or insolvency of Tenant, any transfer by Tenant to defraud creditors, any assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution;

15.1.3. Abandonment or Vacation. The abandonment or vacation of the Premises;

15.1.4. Performance of Lease Terms. Tenant’s failure to perform any of the terms, covenants, agreements or conditions of this Lease to be observed or performed by Tenant (excluding any event of default under Section 15.1.1 above), which default has not been cured within thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the 30-day period, Tenant shall not be deemed to be in default if within such period Tenant shall commence such cure and thereafter diligently prosecute the same to completion; and

15.1.5. Failure to Comply. Tenant’s failure to comply with the provisions contained in Sections 18 and 19.

An event of default shall constitute a default by Tenant under this Lease. In addition, any notice required to be given by Landlord under this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Civil Code of Procedure.

15.2. Remedies. In the event of any default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

15.2.1. Continue Lease. Pursue the remedy described in California Civil Code Section 1951.4 whereby Landlord may continue this Lease in full force and effect after Tenant’s breach and recover the Rent and any other monetary charges as they become due, without terminating Tenant’s right to sublet or assign this Lease, subject only to reasonable limitations as herein provided. During the period Tenant is in default, Landlord shall have the right to do all acts necessary to preserve and maintain the Premises as Landlord deems reasonable and necessary, including removal of all persons and property from the Premises, and Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term.

15.2.2. Perform. Pay or perform such obligation due (but shall not be obligated to do so), if Tenant fails to pay or perform any obligations when due under this Lease within the time permitted for their payment or performance. In such case, the costs incurred by Landlord in connection with the performance of any such obligation will be Additional Rent due under this Lease and will become due and payable on demand by Landlord.

15.2.3. Terminate. Terminate Tenant’s rights to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation, the following: (A) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that is proved could have been reasonably avoided; plus (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that is proved could be reasonably avoided; plus (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. In addition, Landlord shall be entitled to recover from Tenant the unamortized portion of any tenant improvement allowance, free rent or other allowance provided by Landlord to Tenant and any brokerage commission or finders fee paid or incurred by Landlord in connection with this Lease (amortized with interest at the Interest Rate on a straight line-basis over the original term of this Lease.) Upon any such termination of Tenant’s possessory interest in and to the Premises, Tenant (and at Landlord’s sole election, Tenant’s sublessees) shall no longer have any interest in the Premises, and Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary. The “worth at the time of award” of the amounts referred to in subparagraphs (A) and (B) above is computed by allowing interest at the maximum rate an individual is permitted by law to charge. The worth at the time of award of the amount referred to in subparagraph (C) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

15.2.4. Additional Remedies. Pursue any other legal or equitable remedy available to Landlord. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate of ten percent (10%) per annum.

15.3. Waiver of Right of Redemption. In the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder, Tenant hereby waives any right of redemption or relief from forfeiture as provided by law.

15.4. Continue. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of

Landlord to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

15.5. Tenant’s Exercise Rights. In the event Tenant is in default under any provision of this Lease then, at Landlord’s sole election: (i) Tenant shall not have the right to exercise any available right, option or election under this Lease (“Tenant’s Exercise Rights”), (ii) Tenant shall not have the right to consummate any transaction or event triggered by the exercise of any of Tenant’s Exercise Rights, and (iii) Landlord shall not be obligated to give Tenant any required notices or information relating to the exercise of any of Tenant’s Exercise Rights hereunder.

16. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord, or the holder of any mortgage, deed of trust or ground lease covering the Premises, fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord certified mail, postage prepaid, and to the holder of any first mortgage, deed of trust or ground lease covering the Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or the holder of any such mortgage, deed of trust or ground lease commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant be entitled to terminate this Lease by reason of Landlord’s default, and Tenant’s remedies shall be limited to an action for monetary damages at law.

17. Security Deposit. On execution of this Lease, Tenant shall deliver to Landlord cash in the amount specified as the Security Deposit in the Basic Lease Information. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant without payment of interest for its use (or, at Landlord’s option to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

18. Estoppel Certificate.

18.1. Obligation to Execute Estoppel. Tenant shall within seven (7) days after notice from Landlord, execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the amount of the Rent and the Security Deposit, (iii) the date to which the Rent has been paid, (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (v) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building.

18.2. Failure to Execute Estoppel. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s Base Rent has been paid in advance.

18.3. Financial Statements. If Landlord desires to sell all or any portion of its interest in the Building or the Property or to finance or refinance the Building or the Property, Tenant agrees to deliver to Landlord and any lender or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by Landlord or such lender or prospective purchaser. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth. In addition, within seven (7) days after Landlord’s written request, Tenant shall deliver to Landlord Tenant’s most current quarterly and annual financial statements audited by Tenant’s certified public accountant. If audited financial statements are not available, Tenant shall deliver to Landlord Tenant’s financial statements certified to be true and correct by Tenant’s chief financial officer. Tenant’s annual financial statements shall not be dated more than twelve (12) months prior to the date of Landlord’s request.

19. Subordination. This Lease, at Landlord’s sole option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, refinancings and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any commercially reasonable documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment. Any such document of attornment shall also provide that the successor shall not disturb Tenant in its use of the Premises in accordance with this Lease.

20. Attorneys’ Fees. If Landlord uses the services of an attorney in order to secure Tenant’s compliance with the terms of this Lease, Tenant shall reimburse Landlord upon demand for any and all reasonable attorneys’ fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted by Landlord. In any action or proceeding which Landlord or Tenant brings against the other party in order to enforce its respective rights hereunder or by reason of the other party failing to comply with all of its obligations hereunder, whether for declaratory or other relief, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. A party shall be deemed to have prevailed in any action (without limiting the definition of prevailing party) if such action is dismissed upon the payment by the other party of the amounts allegedly due or the performance of obligations which were allegedly not performed, or if such party obtains substantially the relief sought by such party in the action, regardless or whether such action is prosecuted to judgment.

21. Notices. All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be personally delivered, delivered by courier service, delivered by national overnight delivery service (e.g., Federal Express, Airborne Express and UPS), sent via facsimile (confirmation receipt required), or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: To Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and to such other parties as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective upon delivery or refusal of delivery.

22. General Provisions.

22.1. Applicable Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of California, notwithstanding any choice of law statutes, regulations, provisions or requirements to the contrary.

22.2. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

22.3. Waiver. No waiver of any provision hereof by either party shall be deemed by the other party to be a waiver of any other provision, or of any subsequent breach of the same provision. Landlord’s or Tenant’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s or Tenant’s consent to, or approval of, any subsequent act by the other party.

22.4. Holdover. Should Tenant, or any of its successors in interest, hold over in the Premises, or any part thereof, after the expiration of the Term unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to the greater of (i) 150% of the Base Rent owed during the final year of the Term, as the same may have been extended, together with the Additional Rent due under this Lease, or (ii) fair market rent for the Premises, as reasonably determined by Landlord. The inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over. In addition, Tenant shall indemnify, protect, defend and hold harmless Landlord for all losses, expenses and damages, including any consequential damages incurred by Landlord, as a result of Tenant failing to surrender the Premises to Landlord and vacate the Premises by the end of the Term.

22.5. Successors and Assigns. Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

22.6. Entry. Upon reasonable prior notice to Tenant (which notice shall not be required in the event of an emergency), Landlord and Landlord’s representatives and agents shall have the right to enter the Premises during regular business hours for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the Premises, the Building or the Common Areas as Landlord may deem necessary or desirable. Landlord may at any time during the last nine (9) months of the Term place on or about the Premises any ordinary “For Lease” sign. Landlord may at any time place on or about the Premises any ordinary “For Sale” sign.

22.7. Subleases. The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant’s default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

22.8. Limitation of Liability. In the event that Landlord or any successor owner of the Building sells or conveys the Building, then all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance shall terminate and become binding on the new owner, and Tenant shall release Landlord from all liability under this Lease (including, without limitation, the Security Deposit), except for acts or omissions of Landlord occurring prior to such sale or conveyance. Tenant expressly agrees that (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, or other principals, agents or representatives of Landlord (“Member of Landlord”), and (ii) Tenant shall have recourse only to Landlord’s interest in the Building of which the Premises are a part for the satisfaction of such obligations and not against the other assets of Landlord. In this regard, Tenant agrees that in the event of any actual or alleged failure, breach or default by Landlord of its obligations under this Lease, that (i) no Member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord), (ii) no judgment will be taken against any Member of Landlord, and any judgment taken against any Member of Landlord may be vacated and set aside at any time without hearing, (iii) no writ of execution will ever be levied against the assets of any Member of Landlord, and (iv) these agreements by Tenant are enforceable both by Landlord and by any Member of Landlord.

22.9. Authority. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, company or partnership in accordance with, where applicable, a duly adopted resolution of the board of directors of the corporation, the vote of the members of the limited liability company or the vote of the partners within the partnership, and that this Lease is binding upon the corporation, company or partnership in accordance with its respective articles of incorporation and bylaws, operating agreement or partnership agreement.

22.10. Time. Time is expressly declared to be of the essence of this Lease and of each and every covenant, term, condition, and provision hereof.

22.11. Joint and Several Liability. If there is more than one party comprising Tenant, the obligations imposed on Tenant shall be joint and several.

22.12. Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

22.13. Definitions. As used in this Lease and whenever required by the context thereof, each number, both singular and plural, shall include all numbers and in each gender shall include all genders. Landlord and Tenant, as used in this Lease or in any other instrument referred to in or made a part of this Lease, shall likewise include both the singular and the plural, a corporation, limited liability company, partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity.

22.14. Exhibits. The Basic Lease Information, Exhibits and Addenda attached to this Lease and incorporated herein by reference thereto.

22.15. Force Majeure. Any delay in construction, repairs, or rebuilding any building, improvement or other structure herein shall be excused and the time limit extended to the extent that the delay is occasioned by reason of acts of God, labor troubles, laws or regulations of general applicability, acts of Tenant or Tenant Delays (as the term is defined in the Work Letter Agreement), or other occurrences beyond the reasonable control of Landlord. Accordingly, Landlord’s obligation to perform shall be excused for the period of the delay and the period for performance shall be extended for a period equal to the period of such delay.

22.16. Broker’s Fee. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except the brokerage firm(s) specified in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claim that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt. Landlord shall pay any commissions or fees that are payable to the broker or finder specified in the Basic Lease Information, with respect to this Lease in accordance with the provisions of a separate commission contract.

22.17. Intentionally Deleted.

22.18. Non-Discrimination. Tenant covenants by and for itself and its successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the conditions that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the property herein leased nor shall Tenant or any person claiming under or through it establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the property herein leased.

22.19. Notice Regarding Industrial Operations. In accordance with that certain Development Agreement entered into between Basin Street Properties and The City of Petaluma, Tenant hereby acknowledges the following:

“This document shall serve as notification that you have purchased property or you are leasing or renting premises in an area where river-dependent industrial operations are located which may cause off-site effects including, without limitation, noise, dust, fumes, smoke, light and odors, and which may operate at any time of night or day. The nature and extent of such operations and their effects may vary in response to fluctuations in economic circumstances, business cycles, weather and tidal conditions and other conditions. This statement is notification that these off-site effects are a component of the industrial operations along the riverfront area of the City of Petaluma, and you should be fully aware of this at the time of purchase, lease or rental.”

22.20. Entire Agreement. This Lease, including attached Exhibits, Addendum and Basic Lease Information, contains all agreements and understandings of the parties and supersedes and cancels any and all prior or contemporaneous written or oral agreements, instruments, understandings, and communications of the parties with respect to the subject matter herein. This Lease, including the attached Exhibits, Addenda, and Basic Lease Information, may be modified only in a writing signed by each of the parties. The Exhibits, Addenda and Basic Lease Information attached to this Lease are incorporated herein by reference.

22.21. Addendum. The Addendum attached hereto is incorporated herein by reference.

Signatures to appear of following page / / /

IN WITNESS WHEREOF, the parties have executed this Lease on the date first mentioned above.

“Landlord”			“Tenant”

PETALUMA THEATRE DISTRICT, LLC, a California limited liability company			ENPHASE ENERGY, INC. a Delaware corporation

By:	G & W Ventures, LLC,
	Managing Member		By:	/s/ Paul Nahi
Name: Paul Nahi
Its: President/CEO

	By:	/s/ Matthew T. White
Matthew T. White
Manager

ADDENDUM

1.	Base Rent,

The Base Rent during the Term shall be as follows:

LEASE YEAR	MONTHLY FULL SERVICE BASE RENT
Year 1	$18,481.30
Year 2	$19,940.35
Year 3	$21,885.75
Year 4	$22,858.45
Year 5	$24,803.85

2.

Option to Lease Additional Space. Tenant shall have the option (the “Expansion Option”) to lease suite 100 located on the first floor of the Building and consisting of approximately 10,734 rentable square feet of space (hereinafter referred to as the “Expansion Option Space”) on all of the terms and conditions provided in the Lease, except as provided below. If Tenant desires to lease less than all of the Expansion Option Space, Tenant may do so, but only if that portion of the Expansion Option Space not leased by Tenant (the “Remaining Expansion Option Space”) is, in Landlord’s reasonable judgment, marketable for lease to another party and Tenant pays for all costs reasonably necessary to partition the Remaining Expansion Option Space into a separate and distinct space marketable for lease, including without limitation, the cost of installing demising walls and any other improvements necessary, in Landlord’s reasonable judgment, to partition the Remaining Expansion Option Space into a space marketable for lease. Landlord and Tenant acknowledge that Landlord’s affiliated entity, Basin Street Properties (“Basin Street”) currently occupies the Expansion Option Space. The Expansion Option shall automatically terminate and expire if Basin Street no longer occupies the Expansion Option Space. Neither the Expansion Option nor any other provision of the Lease shall prohibit or prevent Landlord from leasing the Expansion Option Space to any other party prior to Tenant’s delivery of Tenant’s Expansion Option Exercise Notice (defined below) if Basin Street no longer occupies the Expansion Option Space. Tenant shall exercise the Expansion Option, if at all, by written notice (“Tenant’s Expansion Option Exercise Notice”) delivered to Landlord anytime during the Term at least ninety (90) days prior to the commencement of Tenant’s lease of the Expansion Option Space and prior to the date that Basin Street vacates the Expansion Option Space. If Tenant timely exercises the Expansion Option, then (i) Landlord and Tenant shall amend the Lease to include the Expansion Option Space as part of the Premises, (ii) Tenant’s obligation to pay Base Rent for the Expansion Option Space and its percentage share of Operating Expenses and Taxes for the Expansion Option Space shall commence on the date that Landlord delivers possession of the Expansion Option Space to Tenant, which date shall be no earlier than ninety (90) days after Tenant’s delivery of Tenant’s Expansion Option Exercise Notice, (iii) Landlord shall deliver and Tenant shall accept the Expansion Option Space in its then existing “as-is” condition without any obligation on the part of Landlord to complete or pay for any improvements of any kind; provided, if Tenant’s lease of the Expansion Option Space (or such portion thereof) commences prior to the date that is that is two (2) Lease Years and six (6) months from the Commencement Date, Landlord shall provide Tenant with a tenant improvement allowance in an amount equal to forty dollars ($40) per rentable square foot of that portion of the Expansion Option Space leased by Tenant. The term of Tenant’s lease of the Expansion Option Space shall be conterminous with the Term of the Lease. If Tenant exercises its Expansion Option and Tenant’s lease of the Expansion Option Space commences prior to the date that is that is two (2) Lease Years and six (6) months from the Commencement Date, the Base Rent for the Expansion Option Space shall be the

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same rate per rentable square foot as the Base Rent for the Premises. If Tenant exercises its Expansion Option or Tenant’s lease of the Expansion Option Space commences at any time after the date that is that is two (2) Lease Years and six (6) months from the Commencement Date, the Base Rent for the Expansion Option Space shall be the fair market rent, as reasonably determined by Landlord. For the purposes of this Section 2, “fair market rent” means the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums) expected to prevail as of the commencement of Tenant’s lease of the Expansion Option Space for the remainder of the Lease Term with respect to leases of comparable space within buildings located in Petaluma, California of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Expansion Option Space.

3.	Right of First Refusal. Landlord grants to Tenant during the Term a right of first refusal (the “Right of First Refusal”) to lease Suite #307, located on the third floor of the Building and consisting of approximately 6,510 rentable square of space (the “ROFR Space”). If at any time during the Term the ROFR Space becomes available for lease, Landlord shall provide Tenant with written notice (“Offer Notice”) of its intent to offer the ROFR Space for lease before offering the ROFR Space to lease to any third party. Landlord shall use commercially reasonable efforts to notify Tenant that an Offer Notice is potentially forthcoming as soon as practicable; subject to any confidentiality agreements binding upon Landlord. Tenant shall have ten (10) days from the date of Landlord’s Offer Notice to deliver to Landlord written notice (“Tenant’s ROFR Notice”) of its intent to lease the ROFR Space. If Tenant desires to lease less than all of the ROFR Space, Tenant may do so, but only if that portion of the ROFR Space not leased by Tenant (the “Remaining ROFR Space”) is, in Landlord’s reasonable judgment, marketable for lease to another party and Tenant pays for all costs reasonably necessary to partition the Remaining ROFR Space into a separate and distinct space marketable for lease, including without limitation, the cost of installing demising walls and any other improvements reasonably necessary, in Landlord’s reasonable judgment, to partition the Remaining ROFR Space into a space marketable for lease to a third party. If Tenant fails to timely deliver the ROFR Notice within the ten (10) day period referenced above, then Landlord may lease the ROFR Space to any other party on any terms and conditions. If Tenant timely delivers the ROFR Notice, then (i) Landlord and Tenant shall amend the Lease to include the ROFR Space as part of the Premises, (ii) Tenant’s obligation to pay Base Rent for the ROFR Space and its percentage share of Operating Expenses and Taxes for the ROFR Space shall commence on the day that Landlord delivers possession of the ROFR Space to Tenant, (iii) Landlord shall deliver and Tenant shall accept the ROFR Space in its then existing “as-is” condition without any obligation on the part of Landlord to complete or pay for any improvements of any kind; provided, if Tenant’s lease of the ROFR Space (or such portion thereof) commences prior to the date that is two (2) Lease Years and six (6) months from the Commencement Date, Landlord shall provide Tenant with a tenant improvement allowance in an amount equal to forty dollars ($40) per rentable square foot of that portion of the ROFR Space leased by Tenant. The term of Tenant’s lease of the ROFR Space shall be conterminous with the Term of the Lease. If Tenant exercises its Right of First Refusal and Tenant’s lease of the ROFR Space commences prior to the date that is that is two (2) Lease Years and six (6) months from the Commencement Date, the Base Rent for the ROFR Space shall be at the same rate per rentable square foot as the Base Rent for the Premises. If Tenant exercises its Right of First Refusal at any time after the date that is two (2) Lease Years and six (6) months from the Commencement Date or Tenant’s lease of the ROFR Space commences at any time after the date that is that is two (2) Lease Years and six (6) months from the Commencement Date, the Base Rent for the ROFR Space shall be the fair market rent, as reasonably determined by Landlord. For the purposes of this Section 3, “fair market rent” means the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums) expected to prevail as of the commencement of Tenant’s lease of the ROFR Space for the remainder of the Lease Term with respect to leases of comparable space within buildings located in Petaluma, California of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the ROFR Space.

4.	Solar Panels.

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a.	Installation of Solar Panels. Landlord agrees to install fifty (50) (or such fewer number of Solar Panels as are approved by the applicable authorities and Landlord based upon the size of the roof) solar panels (the “Solar Panels”) on the roof of the Building subject to the terms and conditions of this Section 4. The specifications for and the location of the Solar Panels and any modifications thereto shall be mutually acceptable to Landlord and Tenant and shall be approved by Landlord and Tenant in writing prior to the installation of the Solar Panels. The Solar Panels will be manufactured and acquired from . The total cost to Landlord for all expenses related to the Solar Panels, including without limitation, all engineering and design costs, acquisition costs, installation costs, maintenance costs and any and all other costs incurred in connection with the Solar Panels shall not exceed Seventy Thousand Dollars ($70,000). Tenant shall be responsible to pay for any and all costs in any manner related to the Solar Panels in excess of Seventy Thousand Dollars ($70,000) and Tenant shall pay the same to Landlord within ten (10) days of Landlord’s invoice therefore; provided the total cost related to the installation of the Solar Panels must be approved by both Landlord and Tenant prior to the acquisition and installation thereof. Tenant shall be solely responsible, at its sole cost and expense, for the maintenance, repair and replacement of the Solar Panels during the Term of the Lease and Tenant shall keep and maintain the same in good and functioning condition throughout the Term; including without limitation, all costs related to the design and engineering of any worker safety improvements required for the original installation of the Solar Panels and maintenance and repair of the Solar Panels. If replacement or modification of the Solar Panels, or any portion thereof, becomes necessary or desirable, such replacement or modification shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld.

b.	Ownership of Solar Panels; Removal. The Solar Panels shall at all times be the property of Landlord. Any and all electricity generated by the Solar Panels and all energy credits, tax credits, and all other benefits generated by or received because of the Solar Panels shall be the property of Landlord and Tenant shall have no right, title or interest therein. The Solar Panels shall remain on the roof of the Building upon the termination or expiration of the Lease.

c.	License to Use Solar Panels. During the Term of the Lease, so long as Tenant is not in default, Tenant shall have a license to enter upon the roof of the Building for the purpose of maintaining, repairing and replacing the Solar Panels and conducting tests with respect to the Solar Panels. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability arising out of Tenant’s entry upon the roof and use of the Solar Panels and license herein granted. Tenant shall use the Solar Panels and the license herein granted in a manner that does not interfere with the use of the Building by Landlord or any other tenant or occupant. Tenant shall not damage the roof, impair the integrity of the roof system or invalidate any warranty applicable to the roof when using the Solar Panels or exercising the license herein granted. Tenant shall, at its sole cost and expense, promptly repair any and all damage to the Building caused by the use of the Solar Panels and/or Tenant’s entry up the roof. At Landlord’s sole election, Landlord may elect to repair any such damage at Tenant’s cost and Tenant shall pay Landlord for the cost of such repair within ten (10) days after Landlord’s written demand.

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6.	Option to Extend:

a.	Option to Extend. Tenant shall have the option to extend the Term for one period of five (5) years (hereinafter referred to as the “Extended Term”), provided that at the time Tenant’s Extension Notice (defined below) is given and at the time the Extended Term is to commence no default by Tenant exists under this Lease. Tenant shall exercise such option, if at all, by written notice (“Tenant’s Extension Notice”) to Landlord not later than one hundred eighty (180) days, nor earlier than one (1) year, prior to the expiration of the original Term. Tenant’s failure to deliver Tenant’s Extension Notice to Landlord in a timely manner shall be deemed a waiver of Tenant’s option to extend the Term and Tenant’s extension option.

b.	Exercise of Option.

(1) Extended Term. If Tenant exercises its extension option for the Extended Term, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant shall have no further options to extend the Term, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement and Tenant shall accept the Premises at the commencement of the Extended Term in is then existing “as-is” condition and (iii) the monthly Base Rent for the Extended Term shall be the greater of (A) the “Fair Market Rent” prevailing at the commencement of the Extended Term or (B) the monthly Base Rent in effect at the end of the original Term.

(2) Real Estate Commission. Tenant shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of its option to extend the Term made by parties claiming through Tenant. Landlord shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of its option to extend the Term made by parties claiming through Landlord.

c.	Determination of Fair Market Rent.

(1) Agreement on Rent. For the purposes of this Lease, “Fair Market Rent” means the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums) expected to prevail as of the commencement of the Extended Term for the entire Extended Term (including escalations) with respect to leases of comparable space within buildings located in Petaluma, California of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Premises. Within fifteen (15) days after Landlord’s receipt of Tenant’s Extension Notice, by written notice to Tenant (“Landlord’s Rent Notice”), Landlord shall advise Tenant as to Landlord’s determination of the Fair Market Rent. If Tenant disagrees with Landlord’s determination, Tenant shall advise Landlord as to Tenant’s determination of Fair Market Rent by written notice (“Tenant’s Rent Notice”) within fifteen (15) days after Tenant’s receipt of Landlord’s Rent Notice. If Tenant fails to deliver Tenant’s Rent Notice to Landlord within the time period provided above, Tenant shall be bound by Landlord’s determination of the Fair

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Market Rent as set forth in Landlord’s Rent Notice. If Tenant shall timely deliver to Landlord Tenant’s Rent Notice, Landlord and Tenant shall attempt in good faith to reach agreement as to the Fair Market Rent within fifteen (15) days after Landlord’s receipt of Tenant’s Rent Notice.

(2) Selection of Brokers. If Landlord and Tenant are unable to agree as to the amount of the Fair Market Rent within the aforementioned fifteen (15) day period as evidenced by a written amendment to this Lease executed by them, then, within ten (10) days after the expiration of the fifteen (15) day period, Landlord and Tenant shall each, at its sole cost and by giving notice to the other party, appoint a competent real estate broker licensed in California with at least five (5) years’ full-time commercial real estate leasing experience in Sonoma County to determine the Fair Market Rent. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall determine the Fair Market Rent. If Landlord and Tenant as stated in this Section appoint two (2) brokers, they shall attempt to select a third broker meeting the qualifications stated in this Section within ten (10) days. If they are unable to agree on the third broker, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, can apply to the then president of the real estate board of the county in which the Building is located, or to the Presiding Judge of the Superior Court of the county in which the Building is located, for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

(3) Value Determined By Three (3) Brokers. The brokers shall determine the Fair Market Rent by using the “Market Comparison Approach” with the relevant market being first class office buildings in the City of Petaluma. Within thirty (30) days after the selection of the third broker, Landlord’s broker shall arrange for the simultaneous delivery to Landlord of written appraisals from each of the brokers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotients shall be the Fair Market Rent. If, however, the low appraisal and/or the high appraisal of the Fair Market Rent are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Fair Market Rent. If both the low appraisal and the high appraisal of the Fair Market Rent is/are disregarded as stated in this Section, the middle appraisal shall be the Fair Market Rent.

d.	Notice to Landlord and Tenant. After the monthly Base Rent for the Extended Term has been set, Landlord and Tenant immediately shall execute an amendment to the Lease stating the monthly Base Rent.

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FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) dated as of June 20, 2008, is entered into between PETALUMA THEATRE DISTRICT, LLC, a California limited liability company (“Landlord”), and ENPHASE ENERGY, INC., a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Waterfront Office Building Full Service Lease dated as of February 3, 2008 (the “Lease”), pursuant to which Landlord agreed to lease to Tenant approximately Nine Thousand Seven Hundred Twenty-Seven (9,727) rentable square feet of space (the “Premises”) within the building known as the Waterfront Office Building, as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 2 of the Addendum to the Lease.

1.1. The references to “ninety (90)” in Section 2 of the Addendum to the Lease are hereby deleted and replaced with, “one hundred and eighty (180)”.

1.2. The phrase “; provided, if Tenant’s lease of the Expansion Option Space (or such portion thereof) commences prior to the date that is that is two (2) Lease Years and six (6) months from the Commencement Date, Landlord shall provide Tenant with a tenant improvement allowance in an amount equal to forty dollars ($40) per rentable square foot of that portion of the Expansion Option Space leased by Tenant” at the end of the seventh sentence of Section 2 of the Addendum to the Lease is hereby deleted.

2. Amendment of Section 3 of the Addendum to the Lease. The phrase “provided, if Tenant’s lease of the ROFR Space (or such portion thereof) commences prior to the date that is two (2) Lease Years and six (6) months from the Commencement Date, Landlord shall provide Tenant with a tenant improvement allowance in an amount equal to forty dollars ($40) per rentable square foot of that portion of the ROFR Space leased by Tenant” at the end of the seventh sentence of Section 3 of the Addendum to the Lease is hereby deleted and replaced with, “except that Landlord shall (a) create a means of ingress and egress between the original Premises and the ROFR Space, (b) install new carpet within the ROFR Space and paint the ROFR Space so that the carpet and paint within the ROFR Space reasonably match the carpet and paint within the original Premises, and (c) subject to the requirements of applicable laws, eliminate any offices located within the ROFR Space so that it has an open space plan”.

3. ROFR Space. During the Term, Tenant shall have the right to notify Landlord in writing (a “ROFR Space Request”) of its desire to lease the ROFR Space. If Tenant delivers a ROFR Space Request while the ROFR Space remains subject to lease by the current tenant of the ROFR Space (i.e. the tenant of the ROFR Space as of the date of this Amendment) (the “ROFR Space Tenant”), then Landlord agrees to use commercially reasonable efforts (at no out-of-pocket cost to Landlord) to cause the ROFR Space Tenant to terminate its lease early. Notwithstanding anything to the contrary herein, Landlord’s obligation to use commercially reasonable efforts to cause the ROFR Space Tenant to terminate its lease early shall (a) specifically exclude any obligation to pay the ROFR Space Tenant an early termination fee or other consideration for its agreement to terminate its lease early and (b) be subject to Landlord and Tenant first executing a lease for all of the ROFR Space that provides for the lease of the ROFR Space to Tenant if Landlord is able to cause the ROFR Space Tenant to terminate its lease early. Such lease of the ROFR Space shall be upon the terms set forth in Section 3 of the Addendum to the Lease (as amended by this Amendment), except that Tenant shall be required to lease all of the ROFR Space.

4. Base Year. The Base Year is hereby amended to mean 2009.

5. The Allowance. The reference to “$40.00 per rentable square foot” in the second sentence of Section 4 of the Work Letter Agreement is hereby deleted and replaced with “the sum of (x) $40.00 per rentable square foot and (y) $50,000”.

6. Solar Panel. If Landlord installs additional solar panels during the Term and requires equipment similar to the equipment manufactured by Tenant (“Ancillary Solar Panel Equipment”) in connection with its use of such additional solar panels, then Landlord agrees to purchase such Ancillary Solar Panel Equipment from Tenant; provided, however, that (i) the cost of Tenant’s Ancillary Solar Panel Equipment is equal to or less than comparable Ancillary Solar Panel Equipment, (ii) Tenant’s Ancillary Solar Panel Equipment is of equal or greater quality compared to comparable Ancillary Solar Panel Equipment, and (iii) Tenant’s Ancillary Solar Panel Equipment is suitable for Landlord’s needs (as determined by Landlord in its reasonable discretion). Landlord further agrees during the Term, at no out-of-pocket cost to Landlord and subject to Landlord’s obligations (if any) under other agreements and applicable law, to reasonably cooperate with Tenant in connection with Tenant’s marketing of its Ancillary Solar Panel Equipment to Tenant’s existing and future customers and to advise other tenants of the building that Landlord knows are interested in installing solar panels of Tenant’s Ancillary Solar Panel Equipment.

7. Entire Agreement. This Amendment, together with the Lease and that certain Occupancy Agreement Termination Agreement and that certain Sublease Termination Agreement (each as further described in the Lease), represent the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

8. Conflicts. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

9. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”			“TENANT”

PETALUMA THEATRE DISTRICT, LLC, a California limited liability company			ENPHASE ENERGY, INC., a Delaware corporation

By:	G&W Ventures, LLC,
a California limited liability company
	its Manager		By:	/s/ Paul Nahi
Paul Nahi
President/CEO
	By:	/s/ Matthew T. White
Matthew T. White
Manager

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated as of September 14, 2009 is entered into between PETALUMA THEATRE DISTRICT, LLC, a California limited liability company (“Landlord”), and ENPHASE ENERGY, INC., a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Waterfront Office Building Full Service Lease dated as of February 3, 2008, as amended by that First Amendment to Lease dated June 20, 2008 (the “Lease”), pursuant to which Landlord leases to Tenant approximately Nine Thousand Seven Hundred Twenty Seven (9,727) rentable square feet of space (the “Original Premises”) within the building known as Waterfront Office Building, Petaluma, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Tenant desires to lease the portion of the first floor of the Building depicted on Exhibit A attached hereto (the “Expansion Space”), containing approximately Seven Thousand Five Hundred Ninety Eight (7,598) rentable square feet of space.

C. Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Expansion Space. Commencing October 1, 2009 and for the balance of the Term, the space leased by Tenant pursuant to the Lease shall be expanded to include the Expansion Space and the term “Premises” shall mean and refer collectively to the Original Premises and the Expansion Space.

2. Base Rent. The Base Rent for the Original Premises shall remain as set forth in Section 1 of the Addendum to the Lease. The Base Rent for the Expansion Space shall be as follows:

MONTHS	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	PAY ON SQ. FT.	TOTAL MONTHLY FULL SERVICE BASE RENT
10/1/09 – 3/31/10	$2.00	2,660	$5,320.00
4/1/10 – 9/30/10	$2.00	5,200	$10,400.00
10/1/10 – 9/30/11	$2.15	7,598	$16,335.70
101/11 – 9/30/12	$2.22	7,598	$16,867.56
10/1/12 – 8/31/13	$2.29	7,598	$17,399.42

3. Tenant’s Percentage Share. Tenant’s Percentage Share is hereby increased to 34.13% (17,325/50,755) to reflect the addition of the Expansion Space.

4. Utilities. At Landlord’s sole cost and expense, an Emon Deamon or similar device will be installed to monitor Tenant’s actual utility usage in the Expansion Space. Tenant shall reimburse Landlord for the cost of all utility usage in excess of eighteen cents ($0.18) per square foot per month. Tenant shall reimburse Landlord on a monthly basis for such costs with its monthly payment of Base Rent. In addition, Tenant shall be responsible at its sole cost and expense for any upgrades required to the Building’s utility service or systems to accommodate Tenant’s power needs in excess of typical office users.

5. Tenant Improvements. Without limiting any provisions in the Lease governing Alterations, Landlord shall have the right, in its sole and absolute discretion, to review and approve or reject any contractors and subcontractors proposed by Tenant to construct improvements in the Expansion Space. Tenant shall provide the names and qualifications of such contractors, together with the scope of work to be performed, at least thirty (30) days prior to the start of construction.

6. Condition of Expansion Space. Subject to any mutually agreed punch list items identified during a walk-through of the Expansion Space, Tenant shall occupy the Expansion Space in its current “AS-IS” and “WITH ALL FAULTS” condition, except that Landlord agrees to patch any holes in the walls of the Expansion Space and clean the carpets and vacuum the Expansion Space. Except for any representations or warranties that may be expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, with respect to the Expansion Space, Building or Project, including, without limitation, the suitability or fitness of the same for the conduct of Tenant’s activities or for any other purpose.

7. Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

8. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

9. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”			“TENANT”

PETALUMA THEATRE DISTRICT, LLC, a California limited liability company			ENPHASE ENERGY, INC., a Delaware corporation

By:	G&W Ventures, LLC,
	a California limited liability company its Manager		By:	/s/ Paul Nahi
Paul Nahi
President/CEO
	By:	/s/ Matthew T. White
Matthew T. White
Manager

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) dated as of March 4, 2010 is entered into between PETALUMA THEATRE DISTRICT, LLC, a California limited liability company (“Landlord”), and ENPHASE ENERGY, INC., a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Waterfront Office Building Full Service Lease dated as of February 3, 2008, as amended by that First Amendment to Lease dated June 20, 2008 and that Second Amendment to Lease dated September 14, 2009 (collectively, the “Lease”), pursuant to which Landlord leases to Tenant approximately Seventeen Thousand Three Hundred Twenty Five (17,325) rentable square feet of space (the “Premises”) within the building known as Waterfront Office Building, Petaluma, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Expansion Space. Tenant hereby agrees to add to the Premises and lease from Landlord, and Landlord hereby agrees to add to the Premises and lease to Tenant, on the terms and conditions set forth in the Lease as modified by this Amendment, an additional Four Thousand Three Hundred Eighty Nine (4,389) rentable square feet (“Expansion Space”) located on the first floor of the Building and depicted on Exhibit A attached hereto.

2. Commencement Date. Landlord shall deliver the Expansion Space to Tenant on June 1, 2010. If for any reason Landlord has not delivered to Tenant possession of the Expansion Space by June 1, 2010, this Amendment shall remain in full force and effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Tenant shall not be obligated to pay Rent for the Expansion Space until the Expansion Space is delivered to Tenant.

3. Monthly Base Rent. The Monthly Base Rent for the Expansion Space shall be as outlined below:

MONTHS	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	TOTAL MONTHLY BASE RENT
6/1/10 – 7/31/10	$1.99	$8,734.11
8/1/10 – 3/31/11	$2.15	$9,436.35
4/1/11 – 3/31/12	$2.22	$9,743.58
4/1/12 – 3/31/13	$2.29	$10,050.81
4/1/13 – 8/31/13	$2.36	$10,358.04

4. Building Percentage Share. Effective upon the delivery of the Expansion Space to Tenant, Tenant’s Building Percentage Share shall increase to 46.14% (Premises r.s.f. / Building r.s.f. = 21,714 r.s.f. / 47,063 r.s.f.).

5. Tenant Improvements. Landlord reserves the right, at their sole discretion, to review and approve or reject any contractors and subcontractors for improvements Tenant wants to make to the Expansion Space.

6. Condition of Expansion Space. Tenant shall occupy the Expansion Space in its current “AS-IS” and “WITH ALL FAULTS” condition, except that Landlord agrees to patch any holes in the walls of the Expansion Space and clean the carpets and vacuum the Expansion Space. Except for any representations or warranties that may be expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, with respect to the Expansion Space, Building or Project, including, without limitation, the suitability or fitness of the same for the conduct of Tenant’s activities or for any other purpose.

7. Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

8. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

9. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”			“TENANT”

PETALUMA THEATRE DISTRICT, LLC, a California limited liability company			ENPHASE ENERGY, INC., a Delaware corporation

By:	G&W Ventures, LLC,
a California limited liability company
	its Manager		By:	/s/ Paul Nahi
Paul Nahi
President/CEO
	By:	/s/ Matthew T. White
Matthew T. White
Manager

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) dated as of 10/25, 2010 is entered into between PETALUMA THEATRE DISTRICT, LLC, a California limited liability company (“Landlord”), and ENPHASE ENERGY, INC., a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Waterfront Office Building Full Service Lease dated as of February 3, 2008, as amended by that First Amendment to Lease dated June 20, 2008, that Second Amendment to Lease dated September 14, 2009 and that Fourth Amendment to Lease dated March 4, 2010 (collectively, the “Lease”), pursuant to which Landlord leases to Tenant approximately Twenty One Thousand Seven Hundred Fourteen (21,714) rentable square feet of space (the “Premises”) within the building known as Waterfront Office Building, Petaluma, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease as provided herein,

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Expansion Space. Tenant hereby agrees to add to the Premises and lease from Landlord, and Landlord hereby agrees to add to the Premises and lease to Tenant, on the terms and conditions set forth in the Lease as modified by this Amendment, an additional One Thousand Two Hundred (1,200) rentable square feet (“Expansion Space”) located on the second floor of the Building and depicted on Exhibit A attached hereto as Suite 200.

2. Commencement Date. Landlord shall deliver the Expansion Space to Tenant on November 1, 2010. If for any reason Landlord has not delivered to Tenant possession of the Expansion Space by November 1, 2010, this Amendment shall remain in full force and effect and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Tenant shall not be obligated to pay Rent for the Expansion Space until the Expansion Space is delivered to Tenant.

3. Monthly Base Rent. The Monthly Base Rent for the Expansion Space shall be as outlined below:

MONTHS	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	TOTAL MONTHLY BASE RENT
11/1/10 – 10/31/11	$2.15	$2,580.00

4. Building Percentage Share. Effective upon the delivery of the Expansion Space to Tenant, Tenant’s Building Percentage Share shall increase to 48.69% (Premises r.s.f. / Building r.s.f, = 22,914 r.s.f./47,063 r.s.f.).

5. Right to Terminate. Landlord and Tenant shall have the right to terminate this Amendment at any time by providing at least sixty (60) days prior written notice.

6. Condition of Expansion Space. Tenant shall occupy the Expansion Space in its current “AS-IS” and “WITH ALL FAULTS” condition. Except for any representations or warranties that may be expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, with respect to the Expansion Space, Building or Project, including, without limitation, the suitability or fitness of the same for the conduct of Tenant’s activities or for any other purpose.

7. Restoration of Premises. Upon the expiration or earlier termination of this Amendment, Tenant shall, at its sole cost and expense, re-carpet the entire Expansion Space with Building standard carpet. The foregoing requirement is in addition to and shall not limit Tenant’s other obligations under the Lease regarding the condition of the Premises upon surrender.

8. Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

9. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

10. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”				“TENANT”

PETALUMA THEATRE DISTRICT, LLC, a California limited liability company				ENPHASE ENERGY, INC., a Delaware corporation

By:	G&W Ventures, LLC,
a California limited liability company
	its Manager		By:	/s/ Paul Nahi
Paul Nahi
President/CEO
	By:	/s/ Matthew T. White
Matthew T. White, Manager